UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

November 5, 2013 (October 30 , 2013)

BREITBURN ENERGY PARTNERS L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

515 South Flower Street, Suite 4800

Los Angeles, CA 90071

(Address of principal executive office)

(213) 225-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendment to Articles of Incorporation or Bylaws.

Amendment No. 5 to the Partnership Agreement

On October 30, 2013, BreitBurn GP, LLC, the general partner (the “General Partner”) of BreitBurn Energy Partners L.P. (the “Partnership”), entered into Amendment No. 5 to the First Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the “Partnership Agreement”). Prior to entering into Amendment No. 5, the Partnership Agreement provided that quarterly distributions had to be made within 45 days following the end of each quarter. Amendment No. 5 amends and restates Section 6.3(a) of the Partnership Agreement to provide that, at the discretion of the General Partner, the Partnership may pay quarterly distributions within 45 days following the end of each quarter or in three installments within 17, 45 and 75 days following the end of each quarter. The Partnership intends to change its distribution payment policy from a quarterly payment schedule to a monthly payment schedule beginning with the distributions relating to the fourth quarter of 2013. The payment of monthly distributions is expected to commence in January 2014.

The description of Amendment No. 5 to the Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

3.1	Amendment No. 5 to the First Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   November 5, 2013

BREITBURN ENERGY PARTNERS L.P.

By:	BREITBURN GP, LLC,
its general partner

By:	/s/ Gregory C. Brown
Gregory C. Brown
General Counsel, Executive Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Document

3.1	Amendment No. 5 to the First Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners L.P.